EXHIBIT 99.2
Vanguard Health Systems, Inc.
Supplementary Financial Information

Adjusted EBITDA Margin Presentation of Most Directly Comparable GAAP Financial Measure (Net Income/Loss Margin) and Reconciliation of Adjusted EBITDA to Net Income/Loss Margin

	Quarter ended June 30,		Year ended June 30,

(in millions, unaudited)	2006	2007	2006	2007

Adjusted EBITDA	$58.2	$58.2	$254.7	$245.0
Total revenues	621.8	651.1	2,418.6	2,580.7

Adjusted EBITDA Margin	9.4%	8.9%	10.5%	9.5%

Adjusted EBITDA	$58.2	$58.2	$254.7	$245.0
Interest, net	(26.7)	(31.1)	(103.8)	(123.8)
Income tax benefit (expense)	2.1	1.7	(16.2)	11.6
Depreciation and amortization	(30.9)	(32.3)	(100.3)	(118.6)
Minority interests	(0.2)	(0.6)	(2.6)	(2.6)
Gain (loss) on disposal of assets	(2.5)	0.2	(1.5)	4.1
Equity method income (loss)	(0.6)	0.1	0.2	0.9
Stock compensation	(0.6)	(0.5)	(1.7)	(1.2)
Debt extinguishment costs	‑	‑	(0.1)	‑
Monitoring fees	(1.3)	(1.3)	(5.2)	(5.2)
Impairment loss	‑	‑	‑	(123.8)
Loss from discontinued operations, net of taxes	(11.1)	(4.0)	(10.6)	(19.1)

Net income (loss)	$(13.6)	$(9.6)	$12.9	$(132.7)
Total revenues	$621.8	$651.1	$2,418.6	$2,580.7

Net income (loss) margin	(2.2)%	(1.5)%	0.5%	(5.1)%